Exhibit 99.2

NOTICE OF GUARANTEED DELIVERY

FOR TENDERS OF

UNREGISTERED 9.5% SENIOR NOTES DUE 2017

OF

WIRECO WORLDGROUP INC.

PURSUANT TO THE PROSPECTUS, DATED                          , 2011

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M. NEW YORK CITY TIME, ON ________, 2011 UNLESS EXTENDED (SUCH TIME AND DATE, AS THE SAME MAY BE EXTENDED FROM TIME TO TIME, THE “EXPIRATION DATE”).

This form or one substantially equivalent hereto must be used to accept the Exchange Offer of WireCo WorldGroup Inc., a Delaware corporation (the “Company”), made pursuant to the Prospectus, dated                     , 2011 (the “Prospectus”), and the enclosed Letter of Transmittal (the “Letter of Transmittal”) if certificates for the 9.5% Senior Notes due 2017 (the “Outstanding Notes”) are not immediately available or if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach the Exchange Agent (as defined below) prior to 5:00 p.m., New York City time, on the Expiration Date of the Exchange Offer. Such form may be delivered or transmitted by facsimile transmission, mail or hand delivery to U.S. Bank National Association (the “Exchange Agent”) as set forth below. In addition, in order to utilize the guaranteed delivery procedures to tender Outstanding Notes pursuant to the Exchange Offer, a completed, signed and dated Letter of Transmittal (or facsimile thereof) must also be received by the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date. Capitalized terms not defined herein are defined in the Prospectus.

The Exchange Agent is:

U.S. Bank National Association

By Overnight Courier or Regular Mail:

U. S. Bank National Association

West Side Flats Operations Center

Attn: Brandi Steward

60 Livingston Avenue

Mail Station – EP-MN-WS2N

St. Paul, MN 55107-2292

Confirm by Telephone:

(800) 934-6802

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY. DO NOT DELIVER THIS INSTRUMENT TO WIRECO WORLDGROUP INC.

FOR ANY QUESTIONS REGARDING THIS NOTICE OF GUARANTEED DELIVERY OR FOR ANY ADDITIONAL INFORMATION, YOU MAY CONTACT THE EXCHANGE AGENT BY TELEPHONE AT (800) 934-6802, OR FACSIMILE AT (651) 495-8158.

Ladies and Gentlemen:

Upon the terms and conditions set forth in the Prospectus and the accompanying Letter of Transmittal, the undersigned hereby tenders to the Company the principal amount of Outstanding Notes set forth below, pursuant to the guaranteed delivery procedures described in “The Exchange Offer — Guaranteed Delivery Procedures” section of the Prospectus.

The undersigned hereby tenders the Outstanding Notes listed below:

Certificate Number(s)(is known) of Outstanding Notes or Account Number at the Book Entry Facility	Aggregate Principal Amount Represented	Aggregate Principal Amount Tendered

PLEASE SIGN AND COMPLETE

Signature(s) of registered holder(s) or	Date:
Authorized signatory:	Address:

Name(s) of registered holder(s):

Area Code and Telephone No.:

Principal Amount of Outstanding Notes	If Outstanding Notes will be delivered by book-entry
Tendered:	transfer, check trust company below:
The Depository Trust Company

Certificate No.(s) of Outstanding Notes (if available):	Depository Account No.:

This Notice of Guaranteed Delivery must be signed by the holder(s) exactly as their name(s) appear on certificates for Outstanding Notes or on a security position listing as the owner of Outstanding Notes, or by person(s) authorized to become holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information:

Please print name(s) and address(es)

Name(s)

Capacity:

Address(es):

THE ACCOMPANYING GUARANTEE MUST BE COMPLETED

GUARANTEE

(NOT TO BE USED FOR SIGNATURE GUARANTEE)

The undersigned, a firm which is a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States or any “eligible guarantor institution” within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees that, within three (3) business days after the Expiration Date, the certificates representing all tendered Outstanding Notes, in proper form for transfer, or a book-entry confirmation, together with a properly completed and duly executed letter of transmittal (or facsimile thereof), with any required signature guarantees, and any other documents required by the Letter of Transmittal, will be deposited by the undersigned with the Exchange Agent, at its address set forth above.

Name of firm:
(Authorized Signature)

Name:		Title:
(Please Print)

Address:
(Include Zip Code)

Area Code and Tel. No.:	Dated:

DO NOT SEND SECURITIES WITH THIS FORM. ACTUAL SURRENDER OF SECURITIES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, AN EXECUTED LETTER OF TRANSMITTAL

INSTRUCTIONS FOR NOTICE OF GUARANTEED DELIVERY

1.	Delivery of this Notice of Guaranteed Delivery

A properly completed and duly executed copy of this Notice of Guaranteed Delivery and any other documents required by this Notice of Guaranteed Delivery must be received by the Exchange Agent at its address set forth herein on or prior to the Expiration Date. The method of delivery of this Notice of Guaranteed Delivery and any other required documents to the Exchange Agent is at the election and sole risk of the holder, and the delivery will be deemed made only when actually received by the Exchange Agent. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. As an alternative to delivery by mail, the holders may wish to consider using an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure timely delivery. For a description of the guaranteed delivery procedures, see Instruction 2 of the Letter of Transmittal.

2.	Signatures on this Notice of Guaranteed Delivery

If this Notice of Guaranteed Delivery is signed by the registered holder(s) of the Outstanding Notes referred to herein, the signature must correspond with the name(s) written on the face of the Outstanding Notes without alteration, enlargement, or any change whatsoever. If this Notice of Guaranteed Delivery is signed by a participant of the Book-Entry Transfer Facility whose name appears on a security position listing as the owner of the Outstanding Notes, the signature must correspond with the name shown on the security position listing as the owner of the Outstanding Notes.

If this Notice of Guaranteed Delivery is signed by a person other than the registered holder(s) of any Outstanding Notes listed or a participant of the Book-Entry Transfer Facility, this Notice of Guaranteed Delivery must be accompanied by appropriate bond powers, signed as the name of the registered holder(s) appears on the Outstanding Notes or signed as the name of the participant shown on the Book-Entry Transfer Facility’s security position listing.

If this Notice of Guaranteed Delivery is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or other person acting in a fiduciary or representative capacity, such person should so indicate when signing and submit with the Letter of Transmittal evidence satisfactory to the Company of such person’s authority to so act.

3.	Requests for Assistance or Additional Copies

Questions and requests for assistance and requests for additional copies of the Prospectus may be directed to the Exchange Agent at the address specified in the Prospectus. Holders may also contact their broker, dealer, commercial bank, trust company, or other nominee for assistance concerning the Exchange Offer.